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                                                                    EXHIBIT 12.1

                                                                                 YEAR ENDED
                                                   September 30,  September 29,  September 28,  September 27,  October 2,
                                                       2000            2001          2002         2003          2004
                                                                  (in thousands, except for ratio data)
Fixed Charges:
Interest Expense                                      2644            2466          2270         1855           1326
Amortization of Debt Discount                            0               0             0            0              0
Interest portion of Rentals                             95              96           138          135            144
Preference security dividend requirement                 0               0             0            0              0
                                                   -----------------------------------------------------------------
Fixed Charges Subtotal                                2739            2562          2408         1990           1470
                                                   =================================================================
Earnings:
Income before tax                                    15817           19244        -14589         8573          17835
Fixed Charges included in Earnings                    2739            2562          2408         1990           1470
                                                   -----------------------------------------------------------------
Earnings available before fixed charges              18556           21806        -12181        10563          19305
Less: Preference security dividend requirement           0               0             0            0              0
                                                   -----------------------------------------------------------------
Earnings Subtotal                                    18556           21806        -12181        10563          19305
                                                   =================================================================
RATIO OF EARNINGS TO FIXED CHARGES                     6.8             8.5          -5.1          5.3           13.1
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